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                                                                                                                EXHIBIT 1.A.(10)(b)
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LIFE INSURANCE APPLICATION - PART 2 - MEDICAL INFORMATION
For any questions answered yes below, give the details in 10.

   1. Family record   Complete for only the primary proposed Insured.
              Current age or    Year and cause of death                        Current age or    Year and cause of death
              age at death                                                     age at death
                   60                                                               60
   Father    ----------------   ---------------------------------    Mother   ----------------   ----------------------------------
                   37                                                               32
   Brothers  ----------------   ---------------------------------    Sisters  ----------------   ----------------------------------
                   30                                                               28
             ----------------   ---------------------------------             ----------------   ----------------------------------

   2. Doctor Information                   a. Name and address of                    b. Date and reason of last consultation with
                                              Primary Care Physician.                   any doctor. Give name and address of
                                                                                        doctor if other than Primary Care
                                                                                        Physician

      Primary Proposed Insured               Wm. Brown, MD                                Feb, 90, Cold & Sore Throat
                                ------------------------------------------           ----------------------------------------------
                                             Anytown, Anystate
                                ------------------------------------------           ----------------------------------------------
      Spouse
                                ------------------------------------------           ----------------------------------------------

                                ------------------------------------------           ----------------------------------------------
      AWP applicant
                                ------------------------------------------           ----------------------------------------------

                                ------------------------------------------           ----------------------------------------------

   3. Build                              Height       Weight         Has weight changed more                  How much and
                                                                     than 10 lbs. in the last year?           reason for change?
      a. Primary Proposed Insured        5' 11"        180                  [ ] Yes   [x] No
      -----------------------------------------------------------------------------------------------------------------------------
      b. Spouse                                                             [ ] Yes   [ ] No
      -----------------------------------------------------------------------------------------------------------------------------
      c. AWP applicant                                                      [ ] Yes   [ ] No
      -----------------------------------------------------------------------------------------------------------------------------

   4. Is any proposed Insured currently being treated for or taking medicine for any condition or
      disease? .................................................................................................  [ ] Yes    [X] No
   5. Has any proposed Insured ever been treated or diagnosed by a health care provider for:
      a. high blood pressure, chest pain or pressure, rheumatic fever, heart murmur or any
         disease or disorder of the heart, arteries or veins? ..................................................  [ ] Yes    [X] No
      b. asthma, emphysema, tuberculosis or any disease or disorder of the lungs, chest or
         throat? ...............................................................................................  [X] Yes    [ ] No
      c. cancer, tumor, leukemia or diabetes? ..................................................................  [ ] Yes    [X] No
      d. sexually transmitted disease (e.g. gonorrhea, syphilis)? ..............................................  [ ] Yes    [X] No
      e. convulsions, epilepsy, mental disorder or any disease or disorder of the brain or nervous
         system? ...............................................................................................  [ ] Yes    [X] No
      f. disease or disorder of the:
         (1) liver, gallbladder, stomach, intestines or rectum? ................................................  [ ] Yes    [X] No
         (2) kidney, bladder, genital organs or urinary tract? .................................................  [ ] Yes    [X] No
         (3) spine, joints, skull or other bones? ..............................................................  [ ] Yes    [X] No
         (4) blood, glands or skin? ............................................................................  [ ] Yes    [X] No
         (5) ears, eyes, nose or sinuses? ......................................................................  [ ] Yes    [X] No
   6.  Other than as checked above, has any proposed Insured:
       a. had surgery or been advised to have surgery which was not done? ......................................  [ ] Yes    [X] No
       b. been a patient in a hospital, sanitarium or other institution? .......................................  [ ] Yes    [X] No
       c. had treatment or counseling for alcohol or other drug dependency? ....................................  [ ] Yes    [X] No
       d. been treated for or diagnosed for AIDS and/or AIDS related conditions? ...............................  [ ] Yes    [X] No
       e. used (or is now using) any of the following substances, except as legally prescribed by a health care provider: valium, barbiturates, marijuana, cocaine, heroin, methadone, amphetamines, or any other tranquilizers, sedatives, narcotics, stimulants or
          hallucinogens? .......................................................................................  [ ] Yes    [X] No
   7.  Other than as checked above, has any proposed Insured in the last 5 years:
       a. had electrocardiograms? ..............................................................................  [ ] Yes    [X] No
       b. had X-rays for diagnosis or treatment? ...............................................................  [ ] Yes    [X] No
       c. had blood, urine or other medical tests? .............................................................  [ ] Yes    [X] No
       d. been attended or examined by a health care provider? .................................................  [ ] Yes    [X] No
       e. requested or received benefits, pension or payment because of illness or injury? .....................  [ ] Yes    [X] No
===================================================================================================================================
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ORD 88200-91  New York                                                                                                      page 5
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MEDICAL INFORMATION continued

   8. Has any proposed Insured ever had life or health insurance:
      a. declined, withdrawn or postponed? .....................................................................  [ ] Yes    [X] No
      b. changed as to plan, rate or amount? ...................................................................  [ ] Yes    [X] No
      c. cancelled or refused renewal or reinstatement? ........................................................  [ ] Yes    [X] No

   9. Does any proposed Insured currently have any disease, disorder or condition not checked
      above? ...................................................................................................  [ ] Yes    [X] No

  10. Details of yes answers for questions 4 - 9
      Question           Illness, operation or other reason. Reason                  Dates and         Names, addresses and
      number and         for any check-up, health care provider's                    duration of       telephone numbers of
      proposed           advice, treatment and medication                            illness           health care providers and
      Insured's name                                                                                   hospitals

         John #5b           Cold & Sore Throat                                        Feb, 90            Dr. Wm. Brown
     ________________   _______________________________________________________   ________________   ______________________________
                                                                                      1 week             Anytown, Anystate
     ________________   _______________________________________________________   ________________   ______________________________
                                                                                                         (XXX) XXX-XXX
     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

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     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________

     ________________   _______________________________________________________   ________________   ______________________________


     FOR ADDITIONAL MEDICAL DETAILS USE ANOTHER APPLICATION
===================================================================================================================================
TO THE BEST OF MY KNOWLEDGE AND BELIEF THE STATEMENTS MADE IN THIS PART 2 ARE COMPLETE, TRUE AND CORRECTLY RECORDED. IT IS
UNDERSTOOD THAT COVERAGE COULD BE INVALIDATED IF ANY INFORMATION IN THE APPLICATION IS MATERIALLY MISREPRESENTED.


April 5, 1991        X  Richard Roe         X  John Doe
-------------        -----------------      ---------------------------------------------------------------------------------------
Date                 Witness                Signature of Primary Proposed Insured (if age 15 or over)
                                            otherwise Applicant
===================================================================================================================================
                                                                                                              ------------
page 6                                                                                                        ORD 88200-91  New York
                                                                                                              ------------
                                                                  II-9
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